Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Semtech Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities*

Fees to Be Paid	Equity	Common Stock	457(r)	(1)			0.0001531

	Equity	Preferred Stock	457(r)	(1)			0.0001531

	Other	Warrants	457(r)	(1)

	Other	Rights	457(r)	(1)			0.0001531

	Other	Units	457(r)	(1)			0.0001531

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$0.00		$0.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$0.00

(1)
This note applies to offering lines 1 through 5. There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) warrants to purchase common stock or preferred stock of the Registrant, (d) rights to purchase common stock or preferred stock of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock and preferred stock, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

This note applies to offering lines 1 through 5. In accordance with Rules 456(b) and
457(r)
under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee. Any additional registration fees will be paid subsequently on a pay-as-you-go
basis in accordance with Rule 457(r).

*	Additional securities may be added by an automatically effective post-effective amendment pursuant to Rule 413 under the Securities Act.